Filed Pursuant to Rule 424(b)(7)
Registration No. 333-282002
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 9, 2024)

28,514,952 Shares of Common Stock
This prospectus supplement relates to the resale by the selling stockholders identified in this prospectus supplement (the “selling stockholders”) of 22,255,481 shares of common stock and 6,259,471 shares of common stock issuable upon the exercise of pre-funded warrants to purchase shares of common stock. We will not receive any proceeds from the sale of the shares offered by this prospectus supplement.
The selling stockholders may sell the shares on any national shares exchange or quotation service on which the shares may be listed or quoted at the time of sale, on the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” for more information about how the selling stockholders may sell or otherwise dispose of their shares hereunder.
The selling stockholders may sell any, all or none of the shares offered by this prospectus supplement and we do not know when or in what amounts the selling stockholders may sell their shares hereunder.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “RXO.” On October 21, 2024, the last reported sale price of our common stock on the NYSE was $28.95 per share.
See “Risk Factors” beginning on page S-17 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement to read about factors you should consider before buying our shares.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus Supplement dated October 22, 2024.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
We and the selling stockholders have not authorized anyone to provide you with information or to make any representation other than the information and representations contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
The selling stockholders are offering to sell, and seeking offers to buy, our shares only in jurisdictions where offers and sales are permitted. For investors outside the United States, we and the selling stockholders have not done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of our shares and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.
The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our shares.
In this prospectus supplement, the terms “RXO,” the “Company,” “we,” “us” and “our” refer to RXO, Inc., unless the context requires otherwise.
USE OF NON-GAAP FINANCIAL INFORMATION
This prospectus supplement and the documents incorporated by reference herein include certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin and bank adjusted EBITDA. For a discussion of the limitations of these measures, the rationales for using these measures and a reconciliation of these measures to the most directly comparable measures used in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), see “Summary —  Summary Historical and Unaudited Pro Forma Financial and Other Information of RXO.”
S-ii

MARKET AND INDUSTRY INFORMATION
Unless otherwise indicated, information contained in this prospectus supplement and the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on RXO’s general knowledge of and expectations concerning its operating environment. The market positions, shares, market sizes and growth estimates included in this information statement are based on estimates using RXO’s internal data and estimates, data from various third-party industry analyses, internal research and adjustments, and assumptions that RXO believes to be reasonable. RXO has not independently verified data from industry analyses and cannot guarantee their accuracy or completeness. In addition, RXO believes that data regarding the industry, market positions, shares, market sizes and growth estimates provide general guidance but are inherently imprecise. Further, RXO’s estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk Factors” section. These and other factors could cause results to differ materially from those expressed in the estimates and assumptions. See “Forward-Looking Statements.” Accordingly, investors should not place undue reliance on this information.
TRADEMARKS AND TRADE NAMES
The name and mark, RXO, and other trademarks, trade names and service marks of RXO appearing in this prospectus supplement are the property of RXO or, as applicable, licensed to RXO. This prospectus supplement also contains additional trade names, trademarks and service marks belonging to other companies. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.
WHERE YOU CAN FIND MORE INFORMATION
As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement relating to the shares that may be offered pursuant to the accompanying prospectus with the SEC. The accompanying prospectus is a part of that registration statement, which includes additional information.
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found free of charge on the SEC’s website at www.sec.gov. Our filings may also be found free of charge on our corporate website at investors.rxo.com. Information on or accessible through our website does not constitute part of this prospectus supplement or accompanying prospectus (except for SEC reports expressly incorporated by reference herein).
As permitted by SEC rules, this prospectus supplement and accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the shares. The registration statement, exhibits and schedules are available through the SEC’s website.
S-iii

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. In all cases, you should rely on the later information over different information included in this prospectus supplement and the accompanying prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement and the accompanying prospectus:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed on February 13, 2024);
•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024 (filed on May 7, 2024) and the fiscal quarter ended June 30, 2024 (filed on August 7, 2024);
•
our Current Reports on Form 8-K filed on April 2, 2024, April 11, 2024, May 20, 2024, June 14, 2024 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), June 24, 2024 (excluding the information disclosed pursuant to Items 2.02 and 7.01 and Exhibits 99.1 and 99.2 thereto), August 2, 2024, August 9, 2024, August 12, 2024 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), September 9, 2024 (Film No. 241285779), September 11, 2024, September 16, 2024 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto) and September 25, 2024; and

•
the description of the Company’s common stock contained in the Company’s Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 1, 2022, including any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the later of (1) the completion of the offering of the shares described in this prospectus supplement and (2) the date shares are no longer offered pursuant to this prospectus supplement, will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.
You should not assume that the information in this prospectus supplement and the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, or in any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
RXO, Inc.
Attention: Chief Legal Officer
11215 North Community House Road
Charlotte, North Carolina 28277
(980) 308-6058
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FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference include forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “predict,” “should,” “will,” “expect,” “project,” “forecast,” “goal,” “outlook,” “target,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking.
These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following:
•	the effect of the completion of the transaction to acquire Coyote Logistics on the parties’ business relationships and business generally;
•	competition and pricing pressures;
•	economic conditions generally;
•	fluctuations in fuel prices;
•	increased carrier prices;
•
severe weather, natural disasters, terrorist attacks or similar incidents that cause material disruptions to our operations or the operations of the third-party carriers and independent contractors with which we contract;

•	our dependence on third-party carriers and independent contractors;
•	labor disputes or organizing efforts affecting our workforce and those of our third-party carriers;
•	legal and regulatory challenges to the status of the third-party carriers with which we contract, and their delivery workers, as independent contractors, rather than employees;
•	our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems;
•	the impact of potential cyber-attacks and information technology or data security breaches;
•	issues related to our intellectual property rights;
•	our ability to access the capital markets and generate sufficient cash flow to satisfy our debt obligations;
•	litigation that may adversely affect our business or reputation;
•	increasingly stringent laws protecting the environment, including transitional risks relating to climate change, that impact our third-party carriers;
•	governmental regulation and political conditions;
•	our ability to attract and retain qualified personnel;
•	our ability to successfully implement our cost and revenue initiatives and other strategies;
•	our ability to successfully manage our growth;
•	our reliance on certain large customers for a significant portion of our revenue;
•	damage to our reputation through unfavorable publicity;
S-v

•	our failure to meet performance levels required by our contracts with our customers;
•
the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted;

•	a determination by the IRS that the distribution or certain related separation transactions should be treated as taxable transactions; and
•	the impact of the separation on our businesses, operations and results.
All forward-looking statements set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements herein speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.
S-vi

SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus supplement. This summary does not contain all the information that you should consider before investing in our shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section, the “Description of Capital Stock” section and the financial statements and related notes included or incorporated by reference into this prospectus supplement.
Our Company
RXO is a brokered transportation platform defined by cutting-edge technology and an asset-light business model. The largest component is our core truck brokerage business. Our operations also include asset-light managed transportation and last mile services, which complement our truck brokerage business.
Shippers create demand for our service, and we place their freight with qualified independent carriers using our technology and our tenured, expert professional staff. We price our service on either a contract or a spot basis.
Favorable long-term industry tailwinds drive volume growth in our business. We benefit from overall industry growth in demand for truckload transportation and we believe we have a long runway for increased broker penetration of the for-hire trucking market. The total addressable market for our business exceeded $750 billion in 2021. We also have access to massive truckload capacity for shippers through our carrier relationships. As of June 30, 2024, we had approximately 118,000 carriers in our North American truck brokerage network, and access to more than 1.5 million trucks. We combine our proprietary, cutting-edge technology and our strong management expertise to deliver exceptional customer service.
We provide a comprehensive suite of brokered transportation solutions. Many of our customers utilize more than one service offering. In the three months ended June 30, 2024, 56% of sales were derived from customers that purchase from two or more of RXO’s lines of business.
Our brokered transportation solutions consist of the following service offerings:
•
Truck Brokerage ($2.4 billion of our revenues for fiscal year 2023): We provide our customers highly efficient access to capacity through our digital brokerage technology. This proprietary platform, combined with excellent customer service and some of the best operators in the industry, is a major differentiator for our truck brokerage business. Truck brokerage is an asset-light business that facilitates the movement of over the road freight, typically from a single shipper. Together with our pricing technology, we believe we can unlock incremental growth well beyond our current levels. Our truck brokerage business operates in a growing, $88 billion brokered truckload industry in the United States, within a total addressable for-hire trucking opportunity of approximately $400 billion in 2021.

•
Managed Transportation ($0.7 billion of our revenues for fiscal year 2023): Our managed transportation service provides asset-light solutions for shippers who outsource their freight transportation to gain reliability, visibility, and cost savings. The service uses proprietary technology to optimize freight networks while providing cross-selling opportunities to our truck brokerage and last mile businesses. Our managed transportation offering includes bespoke load planning and procurement, complex solutions tailored to specific challenges, performance monitoring, engineering and data analytics, among other services. Our control tower solution leverages the expertise of a dedicated team focused on continuous improvement, and digital, door-to-door visibility into order status and freight in transit. In addition, we offer technology-enabled managed expedite services that automate transportation procurement for time-critical freight moved by road and air charter carriers. We also offer freight forwarding services, including facilitation of ocean and air transportation, customs brokerage and additional domestic services. We estimate that the total addressable market for the managed transportation services we offer was $23 billion, as measured in revenue, in 2021. Over the last twelve months ending June 30, 2024, our freight under management was approximately $3.0 billion.

•
Last Mile ($1.0 billion of our revenues for fiscal year 2023): Our last mile offering is an asset-light service that facilitates consumer deliveries of heavy goods performed by highly qualified third-party contractors. We are the largest provider of outsourced last mile transportation for heavy goods in the United States, offering superior service and national scale. We are positioned within 125 miles of the vast majority of the United States population and serve a customer base of omnichannel and e-commerce retailers and direct-to-consumer manufacturers. In the twelve months ended June 30, 2024, Last Mile completed approximately 9.5 million deliveries. We estimate that the total addressable market for the Last Mile services we offer was $16 billion in 2021.

In fiscal year 2023, we generated $3.9 billion in revenue, compared to nearly $4.8 billion in fiscal year 2022. Our gross margin for 2023 was 18.3%, a decrease of 130 basis points year-over-year. Our full year net income was $4 million, compared to $92 million in 2022. Our adjusted EBITDA for fiscal year 2023 was $132 million, compared to $306 million in fiscal year 2022. Our adjusted EBITDA margin for fiscal year 2023 was 3.4%, a decrease of 300 basis points year-over-year. The declines in these metrics were primarily due to lower freight rates and the moderation in brokerage gross margin, driven by a prolonged soft freight environment. For a reconciliation of these non-GAAP measures to the most directly comparable measures used in accordance with U.S. GAAP, see “Summary — Summary Historical and Unaudited Pro Forma Financial and Other Information of RXO.”

(1)	Fiscal year 2023. Excludes impact of eliminations. Numbers may not add up to 100% due to rounding.
(2)	Reflects combined revenue of Managed Transportation and Freight Forwarding, which was combined with Managed Transportation in the second quarter 2024.
Acquisition of Coyote Logistics
On June 21, 2024, we entered into a purchase agreement with certain subsidiaries of United Parcel Services, Inc. (collectively, “UPS”), pursuant to which, on September 16, 2024, RXO purchased (the “Acquisition”) Coyote Logistics, UPS’ technology-driven, asset-light based truckload freight brokerage services business, as well as certain assets used to conduct haulage, dedicated transport and warehousing services in the United Kingdom for $1.025 billion in cash, subject to certain customary adjustments.

The acquisition combines two highly complementary businesses, creating the third largest transportation broker in North America based on revenue. The acquisition of Coyote will further enhance our competitive position with greater scale and an even more diverse set of end markets. With minimal customer overlap, we see significant growth opportunities for the combined company. RXO will count UPS as a significant customer after the acquisition is complete. As part of the acquisition, we have signed a multi-year commercial agreement with UPS that runs through January 2030.

(1)	Fiscal year 2023.
(2)	Includes temporary workers.
Overview of Coyote Logistics
Coyote Logistics is a leading global third-party logistics provider. Founded in 2006, Coyote was created with one goal in mind: offer a better service experience in the transportation industry. We believe that Coyote’s commitment to providing visibility and reliability to its customers separates them from other providers. Coyote Logistics continues to adapt as the supply chain market changes to match higher customer expectations and evolving technologies.
Coyote’s mode mix is similar to RXO’s. In 2023, truckload represented 84% of RXO’s brokerage volume mix with less-than-truckload (“LTL”) representing the remaining 16%. In 2023, truckload represented 79% of Coyote’s volume, with the remaining composed of LTL (19%), and Intermodal (2%). Coyote’s vertical exposure further diversifies RXO. Coyote’s two largest end-markets by revenue are food and beverage (28%) and transportation (19%). Coyote also has strong exposure to the middle market and across small- to medium-size businesses (“SMB”). In 2023, middle market and SMB represented over 40% of Coyote’s volume.

(1)	Fiscal year 2023.

Strategic Rationale
We believe the pending acquisition will accelerate our strategic objectives and strengthen our financial profile in the following ways:
•	Market Leadership: RXO will become the third largest provider of brokered transportation in North America by revenue and a leading provider of full truckload services.
•
Scale: The acquisition will add to RXO’s already substantial capacity and will provide us with access to new power lanes, the highest density lanes in the network. It will also increase our market share for cross-border and LTL freight. Our larger scale will provide us an opportunity to increase our purchasing power with transportation carriers.

•
Growth: Coyote brings new customers to RXO. Upon closing, we will increase the number of customers that do more than $1 million in revenue with us by about 80%. We will also diversify our book of business. Coyote’s top two verticals are food and beverage and transportation, while ours are retail/e-commerce and industrial and manufacturing. There is minimal overlap across our largest customers.

•
Operations: Technology will remain a core focus. Supported by people that provide exceptional customer service, we believe our continuous improvement mindset will deliver exceptional results for our customers, carriers, employees and shareholders.

•	Synergies: We see significant opportunities to achieve operational synergies, including at least $25 million of annualized cost savings in the first year of ownership.
Drivers of Value Creation
We have identified five key drivers of value creation in our truck brokerage business:
•
Critical Scale in an Expanding Industry with Low Penetration: We are one of the largest brokers of full truckload freight transportation in the United States, with a carrier pool that gives us access to vast truck capacity to serve high shipper demand for transportation. We are also well established as a freight broker of choice across diversified industry sectors, with a notable presence in the e-commerce and retail sectors and believe that shippers look to do business with brokers of greater scale. We expect to benefit from both overall industry growth in demand for truckload transportation, and a long runway for increased broker penetration of for-hire trucking.

•
Proprietary Technology: We believe our technology strongly differentiates us as a leading innovator of complex brokerage solutions that enhance visibility, reliability, speed, accuracy and cost effectiveness, and by the fully automated transactional capabilities of our digital platform. We have continued to invest in our cutting-edge technology, including artificial intelligence and machine learning, based on decades of high-quality internal data sets that include attributes that we believe are not available elsewhere. As more and more shippers outsource their shipping needs to brokers, we believe they increasingly prefer brokers that have a combination of excellent customer service, people and digital capabilities that we offer.

•
Long-Tenured, Blue-Chip Customer Relationships in Attractive Verticals: Our customer base includes numerous long-term relationships with market leaders and other world-class companies across a diverse array of customer verticals. Our tiered sales organization tailors its approach to each prospective customer based on size and profitability potential.

•
Asset-Light Model Generates High Returns and Substantial Free Cash Flow: Our asset-light model generates high returns with strong free cash flow characteristics. Because we’ve invested significantly in our proprietary platform for more than a decade, we believe that we can leverage our historical invested capital to generate strong returns.

•
Experienced and Cohesive Leadership and Strong Company Values: Our business operations are led by highly experienced executives who are recognized as leading truck brokerage experts and technologists. These executives have worked together for many years, creating value through operational excellence, data science and a people-centric culture.

Our Business Strategy
Our strategy is designed to deliver value through our extensive carrier relationships, excellent customer service, automated shipper-carrier interactions, end-to-end digital tracking and data analyses generated by our proprietary algorithms. We believe our services are both highly responsive to customer needs and allow us to be proactive in identifying potential improvements. Furthermore, our culture defines success as mutually beneficial results for our stockholders and other stakeholders.
Management’s growth and optimization strategy is to:
•	Market our brokerage capabilities and value-added services to new and existing customers of all sizes, using a partnership approach that creates enduring relationships;
•
Leverage our positioning to increasingly capitalize on secular trends in demand, such as the increasing broker penetration of the for-hire truckload industry and the growing shipper preference for digital brokerage services;

•	Continue to recruit and retain talented customer and carrier sales representatives, and continuously improve their productivity with our state-of-the-art technology;
•	Continue to attract and retain high-caliber independent carriers to provide third-party transportation services for our customers; and
•
Capitalize on our first-mover technology advantage to continue to gain share of the truck brokerage industry by optimizing brokerage processes and pricing for customers and carriers, and by enhancing the productivity of our operations.

Technology and Intellectual Property
We benefit from two interrelated industry trends — more shippers are relying on brokers for freight transportation, and at the same time, more shippers want brokers with digital capabilities that leverage data for the best outcomes. RXO benefits from first-mover advantage in brokerage technology, and we continue to innovate to stay at the forefront of the technological evolution of our industry. In the three months ended June 30, 2024, 97% of RXO’s brokerage loads were created or covered digitally.
Overview of Our Digital Brokerage Platform
Our self-learning RXO Connect™ digital brokerage platform gives us a scalable framework to continually enhance our service, capture share and reduce costs. This fully automated, cloud-based platform encompasses Freight Optimizer, as well as our mobile app, API integrations, self-service dashboards and real-time functionality for transacting and tracking freight shipments.
The technology gives shippers access to our growing transportation network and our valuable market data, and it gives independent truck drivers the ability to secure loads through our mobile app.
Importantly, our digital brokerage platform creates ongoing value for RXO in four key areas:
•	Increases market share and revenue generation by providing real-time visibility into available supply and demand for current and future time periods, leading to optimal transportation management;
•	Ensures competitive rates by engaging customers and carriers through user-friendly interfaces underpinned by cutting-edge pricing technology;
•	Optimizes for value and margin with dynamic pricing algorithms that use machine learning, and generates superior, real-time market intelligence harvested from load-matching data; and
•
Improves productivity by facilitating transactions through cost-efficient automated processes and messaging, increasing the productivity of RXO’s customer and carrier representatives, and enabling our business to manage more volume without a commensurate increase in expense.

Customers and Markets
RXO provides services to customers ranging in size from small businesses to Fortune 100 companies and sector leaders. The diversification of our customer base minimizes concentration risk: in 2023, our top 20 customers in total and our top five customers in total accounted for approximately 38% and 21% of our revenue, respectively, with our largest customer accounting for approximately 9.5% of revenue.

(1)	Fiscal year 2023.

Our customer end-markets are also highly diversified. We derive our revenue from a robust mix of verticals such as retail and e-commerce (38%), industrial and manufacturing (20%), automotive (14%), food and beverage (11%), logistics and transportation (5%) and other end markets (13%).

(1)	Fiscal year 2023. Excludes impact of eliminations.
Second Quarter 2024 Results
We are currently operating in a prolonged soft freight environment, resulting in lower freight rates, significantly impacting carrier unit economics. However, we have consistently delivered on our commitments and is well-positioned to continue to outperform as the market recovers.
Our revenue per load is historically correlated with the freight cycle. When the market recovers, revenue per load will move higher as demand outstrips supply and customers award us with spot opportunities, special projects and mini-bids. When the market weakens, revenue per load will move lower, as will cost of purchased transportation.
Last quarter, our revenue per load declined by 7% year-over-year, the fourth consecutive quarter of easing, which is an 800-basis point improvement from the first quarter. The recent improvement in revenue per load trends provides further confidence that the freight cycle is at or near the bottom.

Historical y/y brokerage revenue per load and gross margin trends

-14%
-16%
-13%
-10%
-8%
21%
41%
49%
45%
18%
11%
12%
7%
-10%
-23%
-32%
-33%
-26%
-20%
-15%
-7%
+ ~800 bps
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
2019
2020
2021
2022
2023
2024
Rev / Load (% △ y/y)
Brokerage GM %

Our brokerage business grew volume by 4%, with a 40% increase in less-than-truckload volume. Managed Transportation grew synergy loads provided to our brokerage business year-over-year, and customers awarded us with more than $200 million in freight under management or FUM in the quarter. Additionally, Last Mile quarterly stops grew by 7% year-over-year, the fastest rate in nearly two years.

(1)	See below for a reconciliation of these measures to the most directly comparable measures used in accordance with U.S. GAAP.
Despite soft freight market conditions over the past few years, we have continued to grow brokerage volume. Since the first half of 2022, our brokerage volume has grown by 16%, significantly outperforming the industry. Importantly, this growth has been coupled with strong gross margin of 14.7% in the same period.

Note: Industry peers represent the largest publicly traded truck brokerage peers.
A reconciliation of net income (loss) to adjusted EBITDA and calculation of gross margin is set forth below for the periods indicated:

	Three months ended June 30,
(dollars in millions)	2024	2023
Net income (loss)	$(7)	$3
Interest expense, net	8	8
Income tax provision (benefit)	(1)	3
Depreciation and amortization expense	17	18
Transaction and integration costs	7	4
Restructuring and other costs	4	2
Adjusted EBITDA	$28	$38
Revenue	$930	$963
Adjusted EBITDA margin	3.0%	3.9%

	Three months ended June 30,
(dollars in millions)	2024	2023
Revenue	$930	$963
Cost of transportation and services (exclusive of depreciation and amortization)	700	723
Direct operating expense (exclusive of depreciation and amortization)	50	59
Direct depreciation and amortization	3	2
Gross margin	$177	$179
Gross margin as a percentage of revenue	19.0%	18.6%

Recent Developments
Credit Facility Amendments
On July 31, 2024, the Company entered into Amendment No. 3 (“Amendment No. 3”), which amended the Company’s Credit Agreement, dated as of October 18, 2022 (as amended from time to time, the “Credit Agreement”), among the Company, the guarantors from time to time party thereto, the lenders and other parties from time to time party thereto and Goldman Sachs, as administrative agent. Pursuant to Amendment No. 3, the existing lenders provided their consent to the Acquisition.
On August 8, 2024, the Company entered into Amendment No. 4 (“Amendment No. 4”), which amended the Credit Agreement to, among other things, subject to the satisfaction or waiver of certain conditions described in Amendment No. 4, (i) extend the maturity date of the revolving credit facility consisting of $600 million in aggregate commitments five years from the earlier of the funding of the Delayed Draw Term Facility (as defined below) or the satisfaction or waiver of the Coyote Amendment Conditions (as defined in Amendment No. 4), (ii) provide for a delayed draw term loan facility in the principal amount of $200 million (the “Delayed Draw Term Facility”) and (iii) amend the Company’s financial maintenance covenant so that the Company’s consolidated leverage ratio shall not exceed 4.50 to 1.00. The Company did not end up incurring any debt under the Delayed Draw Term Facility.
Private Placement
On August 12, 2024, we entered into purchase agreements (the “PIPE Purchase Agreements”) with MFN Partners, LP and certain accounts managed by Orbis Investments (collectively, the “Investors”), pursuant to which we agreed to issue and sell to the Investors in a private placement (the “Private Placement”) an aggregate of 20,954,780 shares of common stock (the “Shares”), at a purchase price of $20.21 per share and pre-funded warrants (the “Warrants”) to purchase 6,259,471 shares of common stock (the “Warrant Shares”), at a purchase price of $20.20 per warrant (together with the common stock and the Warrants, the “Purchased Securities”). The aggregate gross proceeds from the Private Placement was approximately $550 million, before deducting offering expenses. The net proceeds were used to pay a portion of consideration for the Acquisition.
The Warrants are exercisable at any time, subject to certain conditions described below, at an exercise price of $0.01 per share. The exercise of (i) 1,682,144 Warrants is subject to the receipt of Stockholder Approval (as defined below) (the “Stockholder Approval Condition”), (ii) 2,018,574 Warrants is subject to the Stockholder Approval Condition and a condition that the holder of the Warrants, following the exercise of the Warrants, would not beneficially own, together with any attribution parties, in excess of 19.9% of the Company (the “Beneficial Ownership Limitation”) and (iii) 2,558,753 Warrants is subject to the Beneficial Ownership Limitation. Holders of the Warrants will not be entitled to any rights of a stockholder of the Company, including the right to vote or consent with respect to any matter, prior to exercising their Warrants, however holders of Warrants will be entitled to receive pro rata distributions on common stock, subject, for certain Warrants, to the Stockholder Approval Condition and Beneficial Ownership Limitation.
Pursuant to the terms of the PIPE Purchase Agreements, we have agreed to hold a special meeting of stockholders to obtain stockholder approval of the issuance of the applicable Warrant Shares pursuant to the applicable rules and regulations of the New York Stock Exchange (the “Stockholder Approval”), at the earliest practicable date, but in no event later than December 31, 2024. If we do not obtain

Stockholder Approval at the first meeting, we have agreed to call a special meeting every three months thereafter to seek the Stockholder Approval until the earlier of the date the Stockholder Approval is obtained or the Warrants that require Stockholder Approval to exercise are no longer outstanding.
Under the terms of the PIPE Purchase Agreements, the Investors have agreed to a lock-up (the “PIPE Lock-Up”) with respect to the Purchased Securities for a period of 120 days following August 13, 2024. In addition, the PIPE Purchase Agreements provide certain registration rights, pursuant to which we have agreed to register the resale of the Shares and the Warrant Shares. We are required to use commercially reasonable efforts to file a registration statement with the SEC covering the resale by the Investors of their Shares and the Warrant Shares within 90 days following the closing of the Private Placement. We filed this prospectus supplement, in part, to fulfill our contractual obligations under the PIPE Purchase Agreements with the Investors to provide for the resale by the selling stockholders of the common stock offered hereby.
Public Offering
On September 11, 2024, the Company consummated an underwritten registered public offering (the “Public Offering”) of 19,230,770 shares common stock at a public offering price of $26.00 per share. In connection with the Public Offering, the Company granted the underwriters an option to purchase up to an additional 2,884,615 shares of common stock, which the underwriters exercised in full on September 19, 2024. The Company received net proceeds from the Public Offering (including net proceeds from the additional shares purchased by the underwriters), after deducting estimated offering expenses payable by the Company, of approximately $551 million.
In connection with the Public Offering, the Company’s directors and officers and the Investors agreed to a lock-up (the “Public Offering Lock-Up” and, together with the PIPE Lock-Up, the “Lock-Ups”) with respect to their shares of Company common stock for a period of 90 days following September 9, 2024, the date of the final prospectus relating to the Public Offering.
Corporate Information
Our principal executive offices are located at 11215 North Community House Road, Charlotte, North Carolina 28277. Our telephone number is (980) 308-6058. Our website is www.rxo.com. The information on our website is not incorporated by reference into this prospectus supplement and accompanying prospectus (except for SEC reports that are expressly incorporated by reference herein).

The Offering
Issuer
RXO, Inc.
Shares offered by the selling stockholders
28,514,952 shares of common stock, including 6,259,471 shares of common stock issuable upon exercise of the Warrants.
Use of proceeds
We will not receive any proceeds from the sale of shares by the selling stockholders.
Trading market
Our common stock is listed on the NYSE under the symbol “RXO.”
Risk factors
Investing in our shares involves significant risks. See “Risk Factors” in this prospectus supplement, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our shares.

Summary Historical and Unaudited Pro Forma Financial and Other Information of RXO
The following table presents summary historical condensed consolidated financial information for RXO and unaudited pro forma condensed combined financial data for RXO and Coyote Logistics as of the dates and for the periods indicated.
The summary historical condensed consolidated statements of operations data for the six months ended June 30, 2024 and 2023 and the summary historical condensed consolidated balance sheet data as of June 30, 2024 presented below have been derived from RXO’s unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement. The summary historical consolidated statements of operations data for the years ended December 31, 2023, 2022 and 2021 and the consolidated balance sheet data as of December 31, 2023 and 2022 presented below have been derived from RXO’s audited consolidated financial statements incorporated by reference into this prospectus supplement. RXO’s results for the six months ended June 30, 2024 are not necessarily indicative of the results that may be expected for any other interim period or for the full fiscal year.
The unaudited pro forma condensed combined financial data are based upon the historical condensed consolidated and combined financial data of RXO and Coyote Logistics, after giving effect to the Transactions. The unaudited pro forma condensed combined financial data should be read in conjunction with the financial statements presented in “Unaudited Pro Forma Condensed Combined Financial Data” in this prospectus supplement and the related notes thereto.
The information set forth below should be read together with the other information contained in RXO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and RXO’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024. See “Incorporation by Reference.”

	Pro Forma Condensed Combined		Historical RXO, Inc.
(dollars in millions, shares in thousands, except per share amounts)	As of and for the six months ended June 30, 2024	For the year ended December 31, 2023	As of and for the six months ended June 30,		As of and for the year ended December 31,
			2024	2023	2023	2022	2021
Statement of Operations Data:
Revenue	$3,149	$7,079	$1,843	$1,973	$3,927	$4,796	$4,689
Cost of transportation and services (exclusive of depreciation and amortization)	2,532	5,657	1,399	1,482	2,967	3,624	3,681
Direct operating expense (exclusive of depreciation and amortization)	106	241	103	120	235	226	192
Sales, general and administrative expense	442	949	299	297	591	640	539
Depreciation and amortization expense	60	131	33	36	67	86	81
Intangible asset impairment charge	—	111	—	—	—	—	—
Transaction and integration costs	11	31	8	10	12	84	2
Restructuring
costs	17	31	13	9	16	13	2
Operating income (loss)	(19)	(72)	(12)	19	39	123	192
Other expense	1	219	1	—	3	—	1
Interest expense, net	23	46	16	16	32	4	—
Income (loss) before income taxes	(43)	(337)	(29)	3	4	119	191
Income tax expense (benefit)	(10)	(29)	(7)	—	—	27	41
Net income (loss)	$(33)	$(308)	$(22)	$3	$4	$92	$150

	Pro Forma Condensed Combined		Historical RXO, Inc.
(dollars in millions, shares in thousands, except per share amounts)	As of and for the six months ended June 30, 2024	For the year ended December 31, 2023	As of and for the six months ended June 30,		As of and for the year ended December 31,
			2024	2023	2023	2022	2021
Earnings (loss) per share:
Basic	$(0.21)	$(2.01)	$(0.19)	$0.03	$0.03	$0.80	$1.30
Diluted	(0.21)	(2.01)	(0.19)	0.03	0.03	0.79	1.30
Weighted-average shares outstanding:
Basic	153,751	153,224	117,398	116,748	116,871	115,335	115,163
Diluted	153,751	153,224	117,398	119,414	119,456	115,791	115,163
Balance Sheet Data:
Total assets	$3,387		$1,813	$1,912	$1,825	$2,031
Total liabilities	1,947		1,234	1,323	1,231	1,444
Long-term debt and obligations under finance leases	569		370	451	356	451
Total equity	1,440		579	589	594	587
Other Data:
Adjusted EBITDA(1)	$70	$238	$43	$75	$132	$306	$277
Adjusted EBITDA margin(1)	2.2%	3.4%	2.3%	3.8%	3.4%	6.4%	5.9%
Bank adjusted EBITDA(1)			59	82	146
Gross margin(2)	506	1,173	336	368	717
Brokerage gross margin(2)	330	819	160	184	363

(1)
Our non-GAAP financial measures for the periods presented in the table above include adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), adjusted EBITDA margin and bank adjusted EBITDA.

We believe the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, our core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying business. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.
Adjusted EBITDA, adjusted EBITDA margin and bank adjusted EBITDA include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the tables below. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating our ongoing performance.
We believe that adjusted EBITDA, adjusted EBITDA margin and bank adjusted EBITDA improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments that management has determined are not reflective of core operating activities and thereby assists investors with assessing trends in our underlying business.
The following is a reconciliation of net income (loss) to adjusted EBITDA, bank adjusted EBITDA and adjusted EBITDA margin for the periods presented below:

	Pro Forma Condensed Combined		Historical RXO, Inc.
(dollars in millions)	Six months ended June 30, 2024	Year ended December 31, 2023	Six months ended June 30,		Year ended December 31,
			2024	2023	2023	2022	2021
Net income (loss)	$(33)	$(308)	$(22)	$3	$4	$92	$150
Interest expense, net	23	46	16	16	32	4	—
Income tax provision (benefit)	(10)	(29)	(7)	—	—	27	41
Depreciation and amortization expense	60	131	33	36	67	86	81
Intangible asset impairment charge	—	111	—	—	—	—	—
Transaction, integration and other costs(a)	11	247	8	10	12	84	2
Restructuring and other costs	19	40	15	10	17	13	3
Adjusted EBITDA	$70	$238	$43	$75	$132	$306	$277

	Pro Forma Condensed Combined		Historical RXO, Inc.
(dollars in millions)	Six months ended June 30, 2024	Year ended December 31, 2023	Six months ended June 30,		Year ended December 31,
			2024	2023	2023	2022	2021
Credit agreement adjustments(b)			16	7	14
Bank adjusted EBITDA			$59	$82	$146
Revenue	$3,149	$7,079	$1,843	$1,973	$3,927	$4,796	$4,689
Adjusted EBITDA margin	2.2%	3.4%	2.3%	3.8%	3.4%	6.4%	5.9%

(a)
Other for the pro forma period reflects a one-time cost of $216 million representing the difference between the issuance price and the closing market price of common stock issued in connection with the Private Placement.

(b)	Represents stock compensation expense and other non-recurring items included in sales, general and administrative expense.
(2)	The following is the calculation of gross margin, brokerage gross margin and, in each case, as a percentage of revenue:

	Pro Forma Condensed Combined		Historical RXO, Inc.
(dollars in millions)	Six months ended June 30, 2024	Year ended December 31, 2023	Six months ended June 30,		Year ended December 31, 2023
			2024	2023
Revenue	$3,149	$7,079	$1,843	$1,973	$3,927
Cost of transportation and services (exclusive of depreciation and amortization)	2,532	5,657	1,399	1,482	2,967
Direct operating expense (exclusive of depreciation and amortization)	106	241	103	120	235
Direct depreciation and amortization	5	8	5	3	8
Gross margin	$506	$1,173	$336	$368	$717
Gross margin as a percentage of revenue	16.1%	16.6%	18.2%	18.7%	18.3%

	Pro Forma Condensed Combined		Historical RXO, Inc.
(dollars in millions)	Six months ended June 30, 2024	Year ended December 31, 2023	Six months ended June 30,		Year ended December 31, 2023
			2024	2023
Revenue	$2,413	$5,510	$1,107	$1,157	$2,358
Cost of transportation and services (exclusive of depreciation and amortization)	2,079	4,683	946	973	1,993
Direct operating expense (exclusive of depreciation and amortization)	3	7	—	—	1
Direct depreciation and amortization	1	1	1	—	1
Brokerage gross margin	$330	$819	$160	$184	$363
Brokerage gross margin as a percentage of revenue	13.7%	14.9%	14.5%	15.9%	15.4%

Summary Historical Combined Financial and Other Information of Coyote Logistics
The following table presents selected historical combined financial data for Coyote Logistics as of the dates and for the periods indicated. We have derived the financial position data and the statement of income data as of and for the years ended December 31, 2023 and 2022 from Coyote Logistics’ audited annual combined financial statements, and the financial data as of June 30, 2024 and for the six months ended June 30, 2024 and 2023 from Coyote Logistics’ unaudited condensed combined interim financial statements, all of which are included in our Current Report on Form 8-K, dated September 9, 2024, which is incorporated by reference into this prospectus supplement.
Coyote Logistics’ results of operations for the six months ended June 30, 2024 are not necessarily indicative of the results that may be expected for any other interim period or for the full fiscal year. In addition, the summary combined historical financial information of Coyote Logistics presented below represents its results of operation as operated by UPS as part of UPS’s larger corporate organization and not as a standalone business or independent company, or as part of our corporate organization. Accordingly, the combined financial information of Coyote Logistics presented in this prospectus supplement does not reflect what Coyote Logistics’ financial condition, results of operations or cash flows would have been had it been a standalone business or independent company, or had it been operated by us as part of our larger corporate organization. See “Risk Factors — Risks Related to the Acquisition of Coyote Logistics — The historical combined financial information of Coyote Logistics included and incorporated by reference in this prospectus supplement may not be a reliable indicator of future results.” The information set forth below should be read together with the other information contained in Coyote Logistics’ audited combined financial statements and unaudited condensed combined interim financial statements, all of which are included in our Current Report on Form 8-K, dated September 9, 2024, and are incorporated by reference into this prospectus supplement.

	For the six months ended June 30,		For the year ended December 31,
(dollars in millions)	2024	2023	2023	2022
Statement of Income Data:
Revenue	$1,307	$1,625	$3,154	$4,774
Operating Expenses
Purchased transportation	1,124	1,365	2,674	4,052
Compensation and benefits	122	163	298	368
Depreciation and amortization	31	31	62	61
Intangible asset impairment charge	—	—	111	—
Other expenses	41	54	99	96
Total Operating Expenses	1,318	1,613	3,244	4,577
Operating Profit (Loss)	(11)	12	(90)	197
Other Income and (Expense)
Investment (expense) and other	(1)	—	(3)	(3)
Income (Loss) Before Income Taxes	(12)	12	(93)	194
Income Tax Expense (Benefit)	(2)	3	(23)	51
Net Income (Loss)	$(10)	$9	$(70)	$143

	As of and for the six months ended June 30,		As of and for the year ended December 31,
(dollars in millions)	2024	2023	2023	2022
Balance Sheet Data:
Total Assets	$1,155		$1,215	$1,549
Total Liabilities	402		511	722
Total Equity	753		704	827

	As of and for the six months ended June 30,		As of and for the year ended December 31,
(dollars in millions)	2024	2023	2023	2022
Other Data:
Adjusted EBITDA(1)	$27	$58	$106
Gross margin(2)	170	247	456

(1)	See “— Summary Historical and Unaudited Pro Forma Financial and Other Information of RXO” for a discussion of adjusted EBITDA.
The following is a reconciliation of net income (loss) to adjusted EBITDA for the periods presented below:

	Six months ended June 30,		Year ended December 31, 2023
(dollars in millions)	2024	2023
Net income (loss)	$(10)	$9	$(70)
Interest expense, net	1	1	3
Income tax provision (benefit)	(2)	3	(23)
Depreciation and amortization expense	31	31	62
Intangible asset impairment charge	—	—	111
Transaction and integration costs	3	—	—
Restructuring and other costs	4	14	23
Adjusted EBITDA	$27	$58	$106

(2)	The following is the calculation of gross margin:

	Six months ended June 30,		Year ended December 31, 2023
(dollars in millions)	2024	2023
Revenue	$1,307	$1,625	$3,154
Cost of transportation and services (exclusive of depreciation and amortization)	1,134	1,375	2,692
Direct operating expense (exclusive of depreciation and amortization)	3	3	6
Direct depreciation and amortization	—	—	—
Gross margin	$170	$247	$456
Gross margin as a percentage of revenue	13.0%	15.2%	14.5%

RISK FACTORS
An investment in our common stock involves significant risks. You should carefully consider the risks described below, as well as the other information we have provided in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before you decide to invest in our common stock. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently view as immaterial may also materially and adversely affect our business, financial condition, operating results and prospects, as well as the value of our common stock.
Risks Related to Our Common Stock and this Offering
The price of our common stock may fluctuate substantially.
You should consider an investment in our common stock to be risky, and you should invest in our common stock only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this section of the prospectus supplement, are:
•	our announcements or our competitors’ announcements regarding new products, enhancements, significant contracts, acquisitions or strategic investments;
•	changes in earnings estimates or recommendations by securities analysts, if any, who cover our common stock;
•	failures to meet external expectations or management guidance;
•	fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
•	changes in our capital structure or dividend policy, future issuances of securities, sales of large blocks of common stock by our shareholders or our incurrence of additional debt;
•	reputational issues;
•	changes in general economic and market conditions in or any of the regions in which we conduct our business;
•	changes in industry conditions or perceptions; and
•	changes in applicable laws, rules or regulations and other dynamics.
In addition, if the market for stocks in our industry or related industries, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.
Future sales or the possibility of future sales of a substantial amount of our common stock may depress the price of shares of our common stock.
The sale or issuance of substantial amounts of shares of our common stock or other securities convertible or exchangeable into shares of our common stock in the public market, or the perception that such sales, issuances or settlements could occur, could adversely affect the prevailing market price of our common stock. This could also impair our ability to raise additional capital through future sales of our equity securities. Future sales or the availability for sale of substantial amounts of our common stock or other equity-related securities could be dilutive to holders of our common stock and could adversely affect their voting and other rights and economic interests. Holders of our common stock may also experience additional dilution upon future vesting events, equity issuances, exercise of options to purchase our common stock or the settlement of restricted stock units granted to our employees, executive officers and directors.

As of September 30, 2024, there were 160,789,620 shares of our common stock outstanding, excluding approximately 4,434,809 shares of our common stock issuable upon exercise or vesting of outstanding equity awards and approximately 5,730,881 shares of common stock available for issuance under the RXO, Inc. 2022 Omnibus Incentive Compensation Plan; issuances of these shares are registered on our Registration Statement on Form S-8. Accordingly, shares of our common stock registered under such registration statement will be available for sale in the open market upon exercise or vesting by the holders of such awards, subject to vesting restrictions and Rule 144 limitations applicable to our affiliates.
We cannot predict the size of future issuances of our common stock or other securities or the effect, if any, that future issuances and sales of our common stock or other securities will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued in connection with the Private Placement or any future acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.
Sales of shares of our common stock in connection with registration rights granted to certain stockholders, or the prospect of any such sales, could affect the market price of our common stock and could impair our ability to raise capital through future sales of equity securities.
We have entered into a registration rights agreement (the “Registration Rights Agreement”) with Jacobs Private Equity, LLC (“JPE”), an affiliate of Brad Jacobs, our chairman, as well as PIPE Purchase Agreements with certain significant stockholders that have granted such stockholders certain registration rights. This prospectus supplement registers approximately 28.5 million shares of our common stock in satisfaction of the requirements to register shares under the PIPE Purchase Agreements and Registration Rights Agreement. Any sales under this prospectus supplement, or the prospect of any such sales, could adversely impact the market price of our common stock.
We do not anticipate paying dividends on our common stock in the foreseeable future.
We do not anticipate paying any dividends in the foreseeable future on our common stock. We intend to retain all future earnings for the operation and expansion of our business and the repayment of outstanding debt. Our credit facilities contain restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to pay dividends and make other restricted payments. As a result, capital appreciation, if any, of our common stock may be your major source of gain for the foreseeable future. While we may change this policy at some point in the future, we cannot assure you that we will make such a change.
Certain provisions in RXO’s Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, and of Delaware law, may prevent or delay an acquisition of RXO, which could decrease the trading price of our common stock.
Our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Second Amended and Restated Bylaws (the “Bylaws”) contain, and Delaware law contains, provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the bidder and to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover. These provisions include:
•	the ability of our remaining directors to fill vacancies on our board of directors;
•	limitations on stockholders’ ability to call a special stockholder meeting or act by written consent;
•	rules regarding how stockholders may present proposals or nominate directors for election at stockholder meetings;
•	the right of our board of directors to issue preferred stock without stockholder approval; and
•	a classified board of directors, with each class serving a staggered three-year term, which could have the effect of making the replacement of incumbent directors more time consuming and difficult.

In addition, we are subject to Section 203 of the Delaware General Corporate Law (the “DGCL”), which could have the effect of delaying or preventing a change of control that you may favor. Section 203 provides that, subject to limited exceptions, persons that acquire, or are affiliated with persons that acquire, more than 15% of the outstanding voting stock of a Delaware corporation may not engage in a business combination with that corporation, including by merger, consolidation or acquisitions of additional shares, for a three-year period following the date on which that person or any of its affiliates becomes the holder of more than 15% of the corporation’s outstanding voting stock.
We believe these provisions will protect our stockholders from coercive or otherwise unfair takeover tactics by requiring potential acquirers to negotiate with our board of directors and by providing our board of directors with more time to assess any acquisition proposal. These provisions are not intended to make RXO immune from takeovers; however, these provisions will apply even if the offer may be considered beneficial by some stockholders and could delay or prevent an acquisition that our board of directors determines is not in the best interests of RXO and our stockholders. These provisions may also prevent or discourage attempts to remove and replace incumbent directors.
RXO’s Certificate of Incorporation contains an exclusive forum provision that may discourage lawsuits against RXO and our directors and officers.
Our Certificate of Incorporation provides that unless the board of directors otherwise determines, the state courts within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of RXO, any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee or stockholder of RXO in such capacity to RXO or to RXO stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, any action asserting a claim against RXO or any current or former director or officer or other employee or stockholder of RXO in such capacity arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws, any action asserting a claim relating to or involving RXO governed by the internal affairs doctrine, or any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL.
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Certificate of Incorporation provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty of liability created by the Exchange Act or the rules and regulations thereunder, and as a result, the exclusive forum provision does not apply to actions arising under the Exchange Act or the rules and regulations thereunder. While the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our federal forum provision described above. Our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.
This exclusive forum provision may limit the ability of our stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with RXO or our directors or officers, which may discourage such lawsuits against RXO and our directors and officers. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings described above, we may incur additional costs associated with resolving such matters in other jurisdictions, which could negatively affect our business, results of operations and financial condition.

Risks Related to the Acquisition of Coyote Logistics
The historical combined financial information of Coyote Logistics included and incorporated by reference in this prospectus supplement may not be a reliable indicator of future results.
Because Coyote Logistics historically operated within UPS, the historical financial information of Coyote Logistics included and incorporated by reference in this prospectus supplement have been prepared on a combined basis from UPS, which required certain assumptions and estimates based on accounting data extracted from accounting data books that were used when preparing the consolidated financial statements of UPS.
Accordingly, the historical combined financial information of Coyote Logistics included and incorporated by reference in this prospectus supplement has been derived from the historical accounting records of UPS, and we anticipate that significant changes will occur in Coyote Logistics’ cost structure, financing and business operations as a result of our operation of it as part of our larger corporate organization following the Acquisition. Such historical financial information may therefore not reflect what Coyote Logistics’ results of operations, financial position or cash flows would have been had it been a standalone company during the periods presented, or what they would have been had Coyote Logistics been operated by us as part of our larger corporate organization during the periods presented, and may not be indicative of what Coyote Logistics’ results of operations, financial position or cash flows will be in the future following the Acquisition.

USE OF PROCEEDS
We are filing this prospectus supplement to permit holders of our shares described in the section entitled “Selling Stockholders” to resell the shares described in such section. We will not receive any proceeds from the sale of shares by the selling stockholders.
Upon exercise of the Warrants for cash by selling stockholders, such selling stockholders will pay us an exercise price of $0.01 per share of common stock, subject to any adjustment pursuant to the terms of the Warrants. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. There is no assurance that the applicable selling stockholders will elect to exercise any or all of such Warrants.

SELLING STOCKHOLDERS
This prospectus supplement relates to the resale by the selling stockholders identified in this prospectus supplement of 28,514,952 shares of common stock.
This prospectus supplement covers the sale or other disposition by the selling stockholders of up to the total number of shares of our common stock issued or issuable to the selling stockholders. The table below sets forth, to our knowledge, information concerning the beneficial ownership of our common stock by the selling stockholders as of September 30, 2024. The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. When we refer to the “selling stockholders” in this prospectus supplement, we mean the selling stockholders listed in the table below as offering shares, as well as their respective pledgees, donees, transferees or other successors-in-interest. Throughout this prospectus supplement, when we refer to the shares of common stock being registered on behalf of the selling stockholders, we are also referring to the shares of common stock underlying the Warrants issued or issuable to the selling stockholders thereunder. The selling stockholders may sell all, some or none of the shares of common stock subject to this prospectus supplement. See “Plan of Distribution.”
The number of shares of common stock beneficially owned prior to the offering for each selling stockholder includes all common stock beneficially held by such selling stockholder as of September 30, 2024, which includes all shares of common stock purchased by such selling stockholder in the Private Placement and all shares of common stock issuable upon exercise of the Warrants, if applicable. The percentages of shares owned before the offering are based on 160,789,620 shares of common stock outstanding as of September 30, 2024.
Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days. Unless otherwise indicated below, to our knowledge, each selling stockholder named in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by it. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling stockholder named below.

	Common Stock Owned Prior to the Offering		Number of Shares Offered	Common Stock Owned After the Offering(1)
Name of Selling Stockholder	Shares	%		Shares	%
MFN Partners, LP(2)	30,136,419(3)	18.74%	14,844,137(4)	17,310,856	10.77%
Entities affiliated with Orbis Investment Management Limited, Orbis Investment Management (U.S.), L.P. or Allan Gray Australia Pty Limited	28,561,230(5)	17.76%	12,370,114(6)	17,873,260	11.12%
Jacobs Private Equity, LLC(7)	1,300,701	*	1,300,701	—	—

*	Less than 1%.
(1)
Assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus supplement and that the selling stockholders buy or sell no additional shares of common stock prior to the completion of the offering.

(2)
The general partner of MFN Partners, LP (“MFN Partnership”) is MFN Partners GP, LLC (“MFN GP”). MFN Partners Management, LP (“MFN Management”) acts as investment adviser to the MFN Partnership. The general partner of MFN Management is MFN Partners Management, LLC (“MFN LLC”). Farhad Nanji and Michael F. DeMichele are the managing members of MFN GP and MFN LLC. Each of MFN Partnership, MFN GP, MFN Management, MFN LLC, Farhad Nanji and Michael F. DeMichele disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein. The address of each of MFN Partnership, MFN GP, MFN Management, MFN LLC, Farhad Nanji and Michael F. DeMichele is 222 Berkeley Street, 13th Floor, Boston, MA 02116.

(3)
Consists of (i) 27,577,666 shares of common stock, and (ii) 2,558,753 shares of common stock issuable upon exercise of Warrants subject to the Beneficial Ownership Limitation held by the MFN Partnership. Excludes 2,018,574 shares of common stock issuable upon exercise of the Warrants subject to the Beneficial Ownership Limitation and the Stockholder Approval Condition.

(4)
Consists of (i) 10,266,810 shares of common stock, (ii) 2,558,753 shares of common stock issuable upon exercise of the Warrants subject to the Beneficial Ownership Limitation and (iii) 2,018,574 shares of common stock issuable upon exercise of the Warrants subject to the Beneficial Ownership Limitation and the Stockholder Approval Condition. The shares being offered are subject to the Lock-Ups. See “Summary—Recent Developments—Private Placement” and “—Public Offering.”

(5)
Consists of 28,561,230 shares of common stock held by entities managed, directly or indirectly, by Orbis Investment Management Limited (“OIML”), Orbis Investment Management (U.S.), L.P. (“OIMUS”) or Allan Gray Australia Pty Limited (“AGAPL”). Excludes 1,682,144 shares of common stock issuable upon exercise of the Warrants subject to the Stockholder Approval Condition. The address of OIML is Orbis House, 25 Front Street, Hamilton HM11 Bermuda, the address of OIMUS is One Letterman Drive, Building C, Suite CM-100, The Presidio of San Francisco, San Francisco, CA 94129 and the address of AGAPL is Level 2, Challis House, 4-10 Martin Place, Sydney NSW2000, Australia.

(6)
Consists of (i) 10,687,970 shares of common stock and (ii) 1,682,144 shares of common stock issuable upon exercise of the Warrants subject to the Stockholder Approval Condition. The shares being offered are subject to the Lock-Ups. See “Summary—Recent Developments—Private Placement” and “—Public Offering.”

(7)
Brad Jacobs, the non-executive chairman and director of the Company, is the managing member of Jacobs Private Equity, LLC (“JPE”). The address of each of JPE and Mr. Jacobs is Five American Lane, Greenwich, CT 06831. The shares being offered are subject to the Public Offering Lock-Up. See “Summary—Recent Developments—Public Offering.”

Relationships with Selling Stockholders
The selling stockholders will pay any discounts, commissions, fees of selling brokers or dealer managers and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other expenses associated with the registration of the shares covered by this prospectus supplement, including filing and printing fees, fees of our counsel and accounting fees and expenses, costs associated with clearing the shares covered by this prospectus supplement under applicable state shares laws and listing fees.
PIPE Purchase Agreements
See “Summary — Recent Developments — Private Placement” for a description of the PIPE Purchase Agreements entered into between the Company and the Investors.
Registration Rights Agreement
On October 31, 2022, we entered into the Registration Rights Agreement with JPE, pursuant to which, among other things, JPE has been provided with certain rights to cause us to register the sale of shares of its Registrable Securities, which are shares of common stock that are not freely transferable without registration pursuant to Rule 144 under the Securities Act without limitation as to volume, manner of sale or other restrictions under Rule 144.
The holder or holders of Registrable Securities holding Registrable Securities constituting, in the aggregate, no less than a majority of the total number of Registrable Securities may request that we register the sale of such securities under the Securities Act, which registration may include a “shelf” registration. Such majority holders may request a total of three demand registrations.
Subject to certain exceptions, all expenses incurred in connection with the registration or sale of the Registrable Securities will be borne by us.

PLAN OF DISTRIBUTION
The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales made after the date of this prospectus supplement;
•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus supplement.
In addition, certain selling stockholders may sell shares pursuant to one or more underwritten public offerings on a firm commitment or best efforts basis. Such shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in a prospectus supplement, the obligations of underwriters or broker-dealers to purchase the shares offered will be subject to certain conditions precedent and the underwriters or broker-dealers will be obligated to purchase all the offered shares if any are purchased. Any public offering price and any discount, commission or concession allowed or reallowed or paid by underwriters or broker-dealers to other broker-dealers may be changed from time to time. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These shares may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to market prices or at negotiated prices.
Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121.
In connection with the sale of the shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholder may also sell shares short and deliver these shares to close out their short positions. The selling stockholder may also loan or pledge shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative shares which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction), including in short sale transactions. Such broker-dealer or other financial institution may use shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares received from the selling stockholder in settlement of those derivative shares to close out any related open borrowings of stock.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement. The selling stockholders also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.
Any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each of the selling stockholders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares.
We have agreed with the selling stockholders to keep the registration statement of which this prospectus supplement constitutes a part effective until such time as all of the shares covered by this prospectus supplement have been disposed of pursuant to and in accordance with the registration statement or may be sold under Rule 144 without manner of sale, volume or other limitations, subject to certain exceptions.
We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state shares laws, relating to the registration of the shares offered by this prospectus supplement.
If any selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the shares, then we would be required to amend the registration statement of which this prospectus supplement is a part, and file a prospectus supplement to describe the agreement between such selling stockholder and the broker-dealer.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the shares, for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares by the selling stockholders or any other person. We will make copies of this prospectus supplement and related prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus supplement and related prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
The aggregate proceeds to the selling stockholders from the sale of the shares offered by them will be the purchase price of the shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

LEGAL MATTERS
Certain legal matters in connection with the offering of the shares will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.
EXPERTS
RXO
The consolidated financial statements of RXO, Inc. and subsidiaries as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Coyote Logistics
The financial statements of Coyote Logistics as of and for the years ended December 31, 2023 and 2022, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

RXO, Inc.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Purchase Contracts
Units

We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement or a freewriting prospectus also may add, update or change information contained in or omitted from this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement. In addition, selling stockholders named in a prospectus supplement may offer, from time to time and in one or more offerings, shares of our common stock.
These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “RXO.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.
Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 7 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 9, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.
In addition, selling stockholders may offer and sell, from time to time in one or more offerings, shares of our common stock. Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.
This prospectus provides you with a general description of the securities. Each time we or selling stockholders offer securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement is available on the SEC’s website at www.sec.gov.
We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and accompanying prospectus, in the documents incorporated by reference into this prospectus supplement as described under “Where You Can Find More Information,” in any accompanying prospectus supplement and in any free writing prospectus we may authorized to be delivered to you. We will not take any responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. You should not assume that the information in this prospectus or any supplement to this prospectus or freewriting prospectus related thereto is accurate as of any date other than the date indicated on the cover page of this prospectus or any prospectus supplement or freewriting prospectus related thereto, as applicable. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We and selling stockholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We, selling stockholders and our and their agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we or selling stockholders offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.
In this prospectus, the terms “RXO,” the “Company,” “we,” “us” and “our” refer to RXO, Inc., unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found free of charge on the SEC’s website at www.sec.gov. Our filings may also be found free of charge on our corporate website at investors.rxo.com. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed on February 13, 2024);
•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024 (filed on May 7, 2024) and June 30, 2024 (filed on August 7, 2024);
•
our Current Reports on Form 8-K filed on April 2, 2024, April 11, 2024, May 20, 2024, June 14, 2024 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), June 24, 2024 (excluding the information disclosed pursuant to Items 2.02 and 7.01 and Exhibits 99.1 and 99.2 thereto), August 2, 2024, August 9, 2024, August 12, 2024 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto) and September 9, 2024.

•
the description of the Company’s Common Stock contained in the Company’s Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 1, 2022, including any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date securities are no longer offered pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents.
You should not assume that the information in this prospectus, any prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
RXO, Inc.
Attention: Chief Legal Officer
11215 North Community House Road
Charlotte, North Carolina 28277
(980) 308-6058

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference include forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “predict,” “should,” “will,” “expect,” “project,” “forecast,” “goal,” “outlook,” “target,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking.
These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following:
•	potential delays in consummating the potential transaction to acquire Coyote Logistics;
•	the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement for the potential transaction;
•	the effect of the pendency or completion of the potential transaction on the parties’ business relationships and business generally;
•	competition and pricing pressures;
•	economic conditions generally;
•	fluctuations in fuel prices;
•	increased carrier prices;
•
severe weather, natural disasters, terrorist attacks or similar incidents that cause material disruptions to our operations or the operations of the third-party carriers and independent contractors with which we contract;

•	our dependence on third-party carriers and independent contractors;
•	labor disputes or organizing efforts affecting our workforce and those of our third-party carriers;
•	legal and regulatory challenges to the status of the third-party carriers with which we contract, and their delivery workers, as independent contractors, rather than employees;
•	our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems;
•	the impact of potential cyber-attacks and information technology or data security breaches;
•	issues related to our intellectual property rights;
•	our ability to access the capital markets and generate sufficient cash flow to satisfy our debt obligations;
•	litigation that may adversely affect our business or reputation;
•	increasingly stringent laws protecting the environment, including transitional risks relating to climate change, that impact our third-party carriers;
•	governmental regulation and political conditions;
•	our ability to attract and retain qualified personnel;
•	our ability to successfully implement our cost and revenue initiatives and other strategies;

•	our ability to successfully manage our growth;
•	our reliance on certain large customers for a significant portion of our revenue;
•	damage to our reputation through unfavorable publicity;
•	our failure to meet performance levels required by our contracts with our customers;
•
the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; and

•
a determination by the IRS that the distribution or certain related separation transactions should be treated as taxable transactions, and the impact of the separation on our businesses, operations and results.

All forward-looking statements set forth in this prospectus and the documents incorporated by reference are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements herein speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

THE COMPANY
RXO is a brokered transportation platform defined by cutting-edge technology and an asset-light business model. The largest component is our core truck brokerage business. Our operations also include asset-light managed transportation and last mile services, which complement our truck brokerage business.
For a description of our business, financial condition, results of operations and other important information regarding RXO, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”
Our principal executive offices are located at 11215 North Community House Road, Charlotte, North Carolina 28277. Our telephone number is (980) 308-6058.

RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Incorporation by Reference.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, debt repayment, working capital and capital expenditures. We may also use such proceeds to fund acquisitions of businesses that complement our current or any acquired business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.
We will not receive any proceeds from the resale of our common stock by selling stockholders.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of RXO’s capital stock and important provisions of Amended and Restated Charter and Amended and Restated Bylaws (the “Amended and Restated Bylaws”). This summary does not purport to be complete and is subject to and qualified by RXO’s Amended and Restated Charter and Amended and Restated Bylaws and by the provisions of applicable law.
General
RXO’s authorized capital stock is comprised of 310,000,000 shares, consisting of (i) 300,000,000 shares of RXO’s common stock, par value $0.01 per share and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by RXO’s board of directors.
As of August 31, 2024, there were 138,590,583 outstanding shares of the Company’s common stock and no outstanding preferred stock.
Common Stock
Common stockholders are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Except as otherwise required by law and except for director elections (see below), whenever any corporate action is to be taken, such action will be authorized by a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon.
Common stockholders are entitled to share equally in the dividends, if any, that may be declared by RXO’s board of directors out of funds that are legally available to pay dividends, but only after payment of any dividends required to be paid on outstanding preferred stock, if any. Upon any voluntary or involuntary liquidation, dissolution or winding up of RXO, the common stockholders will be entitled to share ratably in all assets of RXO remaining after we pay all of our debts and other liabilities and any amounts we may owe to the holders of our preferred stock, if any.
Common stockholders do not have any preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock that we will or may designate and issue.
Our amended and restated bylaws provide that our shares are uncertificated, which is permitted under Delaware law.
Registration Rights
Registration Rights Agreement
On October 31, 2022, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Jacobs Private Equity, LLC (“JPE”), pursuant to which, among other things, JPE has been provided with certain rights to cause the Company to register the sale of shares of its Registrable Securities, which are shares of Common Stock that are not freely transferable without registration pursuant to Rule 144 under the Securities Act without limitation as to volume, manner of sale or other restrictions under Rule 144.
The holder or holders of Registrable Securities holding Registrable Securities constituting, in the aggregate, no less than a majority of the total number of Registrable Securities may request that the Company register the sale of such securities under the Securities Act, which registration may include a “shelf” registration. Such majority holders may request a total of three demand registrations.
If the Company registers its securities on a registration statement, the Company must give JPE prompt written notice thereof (subject to certain exceptions). The Company must then include on such registration statement all Registrable Securities requested to be included therein (subject to certain exceptions).
Subject to certain exceptions, all expenses incurred in connection with the registration or sale of the Registrable Securities will be borne by the Company.

Purchase Agreements
On August 12, 2024, RXO entered into purchase agreements with certain institutional and accredited investors named therein, pursuant to which RXO agreed to issue and sell in a private placement an aggregate of 20,954,780 shares of the Company’s common stock at a purchase price of $20.21, per share and pre-funded warrants to purchase 6,295,471 shares of the Company’s common stock (the “Warrant Shares”), at a purchase price of $20.20 per warrant.
The purchase agreements provide certain registration rights, pursuant to which RXO has agreed to register the resale of shares of the Company’s common stock issued and sold pursuant to the purchase agreements and the Warrant Shares. The Company is required to use commercially reasonable efforts to file a registration statement with the SEC covering the resale by the investors of such shares of common stock and the Warrant Shares within 90 calendar days following the closing of the private placement.
Pursuant to the terms of the purchase agreements, the Company has agreed to hold a special meeting of stockholders to obtain stockholder approval of the issuance of the applicable Warrant Shares pursuant to the applicable rules and regulations of the New York Stock Exchange (the “Stockholder Approval”), at the earliest practicable date, but in no event later than December 31, 2024. If the Company does not obtain Stockholder Approval at the first meeting, the Company has agreed to call a special meeting every three months thereafter to seek the Stockholder Approval until the earlier of the date the Stockholder Approval is obtained or the Warrants that require Stockholder Approval to exercise are no longer outstanding.
Preferred Stock
Pursuant to Delaware law and our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series, and to fix the rights, preferences and privileges (including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences) of each series, which may be greater than the rights of the common stock.
There are no shares of our preferred stock issued and outstanding.
Pre-Funded Warrants
As of the date of this prospectus, the Company has outstanding pre-funded warrants (the “Pre-Funded Warrants”) to purchase 6,259,471 shares of the Company’s common stock.
The Pre-Funded Warrants will be exercisable at any time, subject to certain conditions described below, at an exercise price of $0.01 per share. The exercise of (i) 1,682,144 Pre-Funded Warrants will be subject to the receipt of Stockholder Approval (the “Stockholder Approval Condition”), (ii) 2,018,574 Pre-Funded Warrants will be subject to the Stockholder Approval Condition and a condition that the holder of the Pre-Funded Warrants, following the exercise of the Pre-Funded Warrants, would not beneficially own, together with any attribution parties, in excess of 19.9% of the Company (the “Beneficial Ownership Limitation”) and (iii) 2,558,753 Pre-Funded Warrants will be subject to the Beneficial Ownership Limitation. Holders of the Pre-Funded Warrants will not be entitled to any rights of a stockholder of the Company, including the right to vote or consent with respect to any matter, prior to exercising their Pre-Funded Warrants, however holders of Pre-Funded Warrants will be entitled to receive pro rata distributions on Common Stock, subject, for certain Pre-Funded Warrants, to the Stockholder Approval Condition and Beneficial Ownership Limitation.
Corporate Governance
Responsible and appropriate corporate governance will ensure that our management keeps stockholder interests in mind when crafting value-creating strategies at all levels of the organization.
Single Class Capital Structure. We have a single class share capital structure with all stockholders entitled to vote for director nominees and each holder of common stock entitled to one vote per share.
Director Elections. The election of directors in an uncontested election requires the affirmative vote of a majority of the votes cast (the number of shares voted “for” a director’s election exceeds 50% of the total number of votes cast with respect to that director’s election) by holders of shares of our common stock at the meeting at which a quorum is present. Votes cast shall include the shares voted “for” and “against” a director’s election in each case with respect to that director’s election. If any incumbent director standing for re-election receives a greater number of votes “against” his or her election than votes “for” such election, our amended and restated bylaws require that such person promptly tender his or her resignation to our board of directors. Once an election is determined to be a contested election, directors will be elected by a plurality of the votes cast at the meeting at which a quorum is present.
Classified Board. As discussed further below, we will have a classified board until 2026.
Majority Vote for Mergers and Other Business Combinations. Mergers and other business combinations involving RXO are generally required to be approved by a majority of our outstanding shares of common stock where such stockholder approval is required.
Other Expected Corporate Governance Features. In addition to charters for our Audit Committee, Compensation Committee, and Nominating, Governance and Sustainability Committee, we also have Corporate Governance Guidelines and a Code of Business Ethics. Also, we have implemented stock ownership guidelines for directors and senior executive officers, annual board performance evaluations, clawback, anti-hedging policies and anti-pledging policies, prohibitions on option repricing in equity plans without stockholder approval, risk oversight procedures and other practices and protocols.
Anti-Takeover Effects of Various Provisions of Delaware Law, our Amended and Restated Certificate of Incorporation, and our Amended and Restated Bylaws
Provisions of the General Corporation Law of the State of Delaware (as amended or modified from time to time, the “DGCL”), our amended and restated certificate of incorporation and our amended and restated bylaws could make it more difficult to acquire RXO by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of RXO to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure RXO outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute. Section 203 of the DGCL, an anti-takeover statute, generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. A “business combination” generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” generally is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock. A corporation may “opt out” of Section 203 of the DGCL in its certificate of incorporation. RXO did not “opt out” of, and thus is subject to, Section 203 of the DGCL.
Classified Board. Our board of directors is divided into three classes, with Class I composed of three directors, Class II composed of two directors and Class III composed of three directors. The terms of the directors designated as Class I directors will expire at the annual meeting of stockholders in 2026, the terms of directors designated as Class II directors will expire at the annual meeting of stockholders in 2025 and the terms of directors designated as Class III directors will expire at the annual meeting of stockholders in 2025. At the first annual meeting of stockholders following the distribution, the successors of Class I directors were elected to serve for a term of three years each. Commencing with the second annual meeting of stockholders following the separation, directors for each class were and will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter each director will serve for a term of one year and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Consequently, starting at the 2026 annual meeting of stockholders, all of our directors will stand for election each year for one year terms, and our board will therefore no longer be divided into three classes. Before our board of directors is declassified, it would take at least two elections of directors for any individual or group to gain control of our board of directors.
Accordingly, while the classified board is in effect, these provisions could discourage a third-party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of our company.
Size of Board and Vacancies. Our amended and restated certificate of incorporation provides that the number of directors on our board of directors are fixed exclusively by our board of directors pursuant to a resolution adopted by the board of directors. Our amended and restated certificate of incorporation also provides that the size of the board of directors will be not less than one nor more than twelve members. Any vacancies created in the board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the board of directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on our board of directors will be appointed for a term expiring at the next annual meeting of stockholders, and until his or her successor has been elected and qualified.
Director Removal. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that: (i) prior to the board being fully declassified, as discussed above, stockholders will be permitted to remove a director only for cause, and (ii) after the board has been fully declassified, stockholders may remove a director with or without cause. Removal will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote generally for the election of directors.
Stockholder Action by Written Consent. Our amended and restated certificate of incorporation expressly eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or at a special meeting of RXO stockholders.
Special Stockholder Meetings. Our amended and restated certificate of incorporation provides that the chairman of the board of directors or the board of directors pursuant to a resolution adopted by a majority of the entire board of directors may call special meetings of our stockholders. Stockholders may not call special meetings of stockholders.
Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated certificate of incorporation mandates that stockholder nominations for the election of directors be made in accordance with the bylaws. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors as well as other requirements for stockholders making the proposals or nominations.
Our amended and restated bylaws provide that a stockholder who wishes to nominate an individual for election as a director at our annual meeting must give us advance written notice. The notice will be required to be delivered to or mailed and received by the secretary of our company not less than 90 days, and not more than 120 days, prior to the earlier of the date of the annual meeting and the first anniversary of the preceding year’s annual meeting. As more specifically provided in our amended and restated bylaws, any nomination will be required to include, among other information: (i) the nominator’s name and address and the number of shares of each class of our capital stock that the nominator owns, (ii) the name and address of any person with whom the nominator is acting in concert and the number of shares of each class of our capital stock that any such person owns, (iii) the information with respect to each such proposed director nominee that would be required to be provided in a proxy statement prepared in accordance with applicable SEC rules, and (iv) the consent of the proposed candidate to serve as a member of our board. Additionally, our amended and restated bylaws require that candidates for election as director disclose their qualifications and make certain representations.
Any stockholder who wishes to nominate a potential director candidate will be required to follow the specific requirements set forth in our amended and restated bylaws.

Proxy Access. Our amended and restated bylaws allow one or more stockholders (up to 20 stockholders, collectively), owning at least 3% of the voting power of our outstanding shares continuously for at least three years, to nominate for election to our board of directors the greater of two individuals or 20% of our board of directors, and include those nominees in our proxy materials, provided that proper notice is delivered to our principal executive offices and addressed to our company’s secretary.
No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation specifically denies cumulative voting.
Undesignated Preferred Stock. Our amended and restated certificate of incorporation authorizes 10,000,000 shares of undesignated preferred stock. As a result, our board of directors will be permitted, without the approval of holders of our common stock, to issue shares of our preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire RXO. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of RXO.
Limitation of Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and our amended and restated certificate of incorporation will include such an exculpation provision. Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of RXO, or for serving at our request as a director or officer or in another position at another corporation or enterprise, as the case may be. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that we must indemnify and advance expenses to our directors and officers, subject to our receipt of an undertaking from the indemnitee as may be required under the DGCL. We are also expressly authorized to, and intend to, carry directors’ and officers’ insurance to protect RXO and our directors, officers, employees and agents from certain liabilities.
The limitation of liability and indemnification provisions that are in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. We may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Authorized but Unissued Shares of Common and Preferred Stock
Authorized but unissued shares of our common stock and preferred stock are available for future issuance without approval by the holders of our common stock. We are permitted to use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, employee benefit plans and as consideration for or to finance future acquisitions, investments or other purposes. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control of RXO by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum
Our amended and restated certificate of incorporation provides that unless our board of directors otherwise determines, the state courts within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) are the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of RXO, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee or stockholder of RXO in such capacity to RXO or to RXO stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against RXO or any current or former director or officer or other employee or stockholder of RXO in such capacity arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated bylaws, (iv) any action asserting a claim relating to or involving RXO governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as such term is defined in Section 115 of the DGCL.
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our amended and restated certificate of incorporation further provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty of liability created by the Exchange Act or the rules and regulations thereunder, and as a result, the exclusive forum provision does not apply to actions arising under the Exchange Act or the rules and regulations thereunder. While the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our federal forum provision described above. Our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.
Listing
Our shares of common stock are listed on the NYSE under the symbol “RXO.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF THE DEBT SECURITIES
The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.
We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of the Company. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.
Debt securities will be issued under one or more indentures between us and a trustee. A copy of the form of indenture has been filed as an exhibit to the registration statement filed with the SEC. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.
General
The debt securities will represent direct, general obligations of the Company and:
•	may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;
•	may be issued in one or more series with the same or various maturities;
•	may be issued at a price of 100% of their principal amount or at a premium or discount;
•	may be issued in registered form and certificated or uncertificated form; and
•
may be represented by one or more global debt securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global debt securities will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:
•
the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series) and ranking (including the terms of any subordination provisions);

•	the price or prices of the debt securities of the series at which such debt securities will be issued;
•	whether the debt securities are entitled to the benefit of any guarantee by any guarantor;
•
any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

•	the date or dates on which the principal and premium with respect to the debt securities of the series are payable;
•	the person to whom any interest on a security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;
•
the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•
the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest, if any, with respect to debt securities of the series will be payable, where notices and demands to or upon us in respect of the debt securities and the indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

•
the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•
the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

•
the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

•	if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;
•
if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•
if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

•	any changes or additions to the provisions of the indenture dealing with defeasance;
•
if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•
the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;

•
any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

•
if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

•	any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;
•
the applicability of, and any addition to, deletion of or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

•
the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

•	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;
•	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;
•	any provisions granting special rights to holders when a specified event occurs;
•	any co-issuer;
•
the place or places where the principal of and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means; and

•	any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).
The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:
•
debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

•	debt securities with respect to which principal or interest is payable in a foreign or composite currency;
•
debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

•	variable rate debt securities that are exchangeable for fixed rate debt securities.
Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.

All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.
The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.
Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.
Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:
•
any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

•	the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or
•	any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.
We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants.
If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form.
Certain Covenants
If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.
Subordination
Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.
Events of Default
Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:
•	default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;
•	failure to pay interest on the debt securities of that series within 30 days of the due date;

•	failure to comply with the obligations described under “— Mergers and Sales of Assets” below;
•
failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

•	certain events of bankruptcy, insolvency or reorganization affecting us.
A prospectus supplement may omit, modify or add to the foregoing events of default.
An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee or the holders of 30% in principal amount of the outstanding debt securities of such series notify us of the default and we do not cure such default within the time specified after receipt of such notice.
If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.
The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.
Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.
Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:
•	such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;
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the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

•
the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.
The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.
The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification and Waiver
Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.
No such modification or amendment may, without the consent of each holder affected thereby:
•	reduce the percentage of principal amount of the outstanding debt securities, the consent of whose holders is required for any amendment;
•	reduce the principal amount of, or interest on, or extend the Stated Maturity or interest payment periods of, any debt securities;
•	change the provisions applicable to the redemption of any debt securities;
•	make any debt securities payable in money or securities other than those stated in the debt securities;
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impair the contractual right of any holder of the debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

•
except as otherwise provided as described under “— Satisfaction and Discharge” and “— Defeasance” herein, release any security or guarantee that may have been granted with respect to any debt securities;

•
in the case of any subordinated securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities); or

•	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.
Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:
•	to cure any ambiguity, omission, defect or inconsistency;

•
to surrender any right or power conferred upon the Company by the indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture; provided, however that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the debt securities of any series to waive such default;

•	to provide for the assumption by a successor company of the obligations of the Company under the indenture;
•	to add guarantees with respect to the debt securities or to secure the debt securities;
•	to make any change that does not adversely affect in any material respect the rights of any holder of the debt securities;
•
to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt securities with respect to the benefit of such provision or (b) become effective only when there is no such debt securities outstanding;

•
to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;

•
in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior Indebtedness under such provisions (but only if each such holder of senior Indebtedness consents to such change);

•	to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;
•	to conform any provision in the indenture or the debt securities to the description of any debt securities in an offering document;
•	to approve a particular form of any proposed amendment;
•	to provide for the issuance of additional debt securities of any series;
•	to establish the form or terms of debt securities and coupons of any series pursuant to the indenture;
•	to comply with the rules of any applicable depositary;
•
to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders of debt securities to transfer debt securities; or

•
to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect, in any material respect, the interests of any holders of debt securities of any series.

Mergers and Sales of Assets
The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not the Company, is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not the Company, expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, the Company under the indenture.
Satisfaction and Discharge of the Indenture; Defeasance
Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).
In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF THE DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.
The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.
The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.
The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.
Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.
Redemption of Depositary Shares
If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.
Voting the Underlying Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.
Withdrawal of Stock
Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.
Amendment and Termination of a Deposit Agreement
The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.
The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:
•	the title of such debt warrants;
•	the offering price for such debt warrants, if any;
•	the aggregate number of such debt warrants;
•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;
•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;
•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;
•
the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material United States federal income tax considerations;
•	the antidilution or adjustment provisions of such debt warrants, if any;
•	the redemption or call provisions, if any, applicable to such debt warrants; and
•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants
The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:
•	the title of such warrants;
•	the offering price for such warrants, if any;
•	the aggregate number of such warrants;
•	the designation and terms of the offered securities purchasable upon exercise of such warrants;
•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;
•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;
•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material United States federal income tax considerations;
•	the antidilution provisions of such warrants, if any;
•	the redemption or call provisions, if any, applicable to such warrants; and
•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE RIGHTS
We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•	the date of determining the security holders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;
•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	any applicable federal income tax considerations.
Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF THE PURCHASE CONTRACTS
We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts and, in certain circumstances, we may deliver a newly issued prepaid purchase contract, which is referred to as a “prepaid security,” upon release to a holder of any collateral securing such holder’s obligations under the original contract.
The prospectus supplement related to any particular purchase contracts and, if applicable, prepaid security, will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, and, if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF THE UNITS
We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
Any prospectus supplement related to any particular units will describe, among other things:
•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	if appropriate, any special United States federal income tax considerations applicable to the units; and
•	any material provisions of the governing unit agreement that differ from those described above.

SELLING STOCKHOLDERS
Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION
We or selling stockholders may offer and sell the securities in any one or more of the following ways:
•	to or through underwriters, brokers or dealers;
•	directly to one or more other purchasers;
•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or
•	otherwise through a combination of any of the above methods of sale.
In addition, we or selling stockholders may enter into option, share lending or other types of transactions that require us or such selling stockholders, as applicable, to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We or selling stockholders may also enter into hedging transactions with respect to our securities. For example, we or selling stockholders may:
•	enter into transactions involving short sales of the securities by underwriters, brokers or dealers;
•	sell securities short and deliver the securities to close out short positions;
•	enter into option or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or
•	loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.
Any selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.
We or selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or such selling stockholders or borrowed from us, such selling stockholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or such selling stockholders in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of such selling stockholders, as applicable, or in connection with a concurrent offering of other securities.
Each time we or selling stockholders sell securities, we or selling stockholders will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:
•	the purchase price of the securities and the proceeds we and/or such selling stockholders will receive from the sale of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•	any commissions allowed or paid to agents;

•	any other offering expenses;
•	any securities exchanges on which the securities may be listed;
•	the method of distribution of the securities;
•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•	any other information we think is important.
If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or selling stockholders in one or more transactions:
•	at a fixed price or prices that may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.
Such sales may be effected:
•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in transactions in the over-the-counter market;
•
in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or
•	through other types of transactions.
The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
The selling stockholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of our common stock offered under this prospectus will be listed on the New York Stock Exchange (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.
The securities may be sold directly by us or selling stockholders, or through agents designated by us or such selling stockholders, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or such selling stockholders, as applicable, to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
•	commercial and savings banks;
•	insurance companies;
•	pension funds;
•	investment companies; and
•	educational and charitable institutions.
In all cases, these purchasers must be approved by us or by such selling stockholders. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we or selling stockholders must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us or selling stockholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us and/or such selling stockholders, as applicable, or affiliates of ours and/or such selling stockholders, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or selling stockholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such selling stockholders for certain expenses.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us or selling stockholders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
RXO
The consolidated financial statements of RXO, Inc. and subsidiaries as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Coyote Logistics
The financial statements of Coyote Logistics as of and for the years ended December 31, 2023 and 2022, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

RXO, Inc.
28,514,952 Shares of Common Stock

October 22, 2024